NEXALIN TECHNOLOGY, INC.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEXALIN TECHNOLOGY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Nexalin Technology, Inc.

1776 Yorktown Street, Suite 550

Houston, Texas 77056

Notice of Special Meeting of Stockholders

To be held on December 4, 2026

To our Stockholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Nexalin Technology, Inc. (“Nexalin Technology” or the “Company”) will be held in a virtual-only meeting format conducted via live audio webcast located at https://www.cstproxy.com/nexalin/SM2026 on December 4, 2026 at 10:00 a.m., Eastern Standard Time. You will need the 12-digit control number, which is located on your proxy card or in the instructions accompanying your proxy materials, to attend and vote your shares at the Special Meeting.

The following items are scheduled for consideration and action at the Special Meeting.

1.	Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of the Company’s common stock to Alumni Capital LP pursuant to the Any Market Purchase Agreement, dated August 19, 2026, by and between the Company and Alumni Capital LP, including shares issuable in payment of the commitment fee and upon exercise of pre-funded warrants issued under that agreement, in an amount equal to or in excess of 20% of the shares of the Company’s common stock outstanding immediately prior to the execution of that agreement; and

2.	Approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1.

Pursuant to the Company’s Second Amended and Restated Bylaws, no business other than the items set forth above may be transacted at the Special Meeting.

The Board of Directors has fixed the close of business on October 30, 2026 as the record date for determining the stockholders having the right to notice of and to vote at the Special Meeting. It is anticipated that on or about November 6, 2026, the Company shall commence mailing to all stockholders of record, as of the record date, this Notice of Special Meeting of Stockholders, Proxy Statement, and Proxy Card.

Attending the Virtual Meeting

As described in the proxy materials for the Special Meeting, you are entitled to attend and participate in the virtual Special Meeting if you were a stockholder of record as of the close of business on October 30, 2026, the record date, or if you hold a legal proxy for the Special Meeting provided by your bank, broker-dealer, or other similar organization. The accompanying proxy materials include instructions on how to participate in the Special Meeting and how to vote your shares of the Company’s common stock at the Special Meeting.

Stockholders attending the Special Meeting will be in a listen-only mode. However, virtual attendees will be able to vote and submit questions during the Special Meeting using the virtual Special Meeting website.

Your vote is important. Whether or not you plan to attend the Special Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the Special Meeting. Your broker is not expected to be permitted to vote your shares on Proposal Nos. 1 and 2 unless you provide voting instructions.

The Board of Directors recommends that you vote “FOR” Proposal No. 1 and “FOR” Proposal No. 2.

By order of the Chairman of the Board

/s/ Leslie Bernhard
Leslie Bernhard

Houston, Texas November 6, 2026

IMPORTANT: IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY TO VOTE VIA THE INTERNET OR MAIL AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE SPECIAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

We appreciate your giving this matter your prompt attention.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on December 4, 2026:

THE PROXY MATERIALS FOR THE SPECIAL MEETING, INCLUDING THIS NOTICE, THE PROXY STATEMENT AND THE PROXY CARD (COLLECTIVELY, THE “PROXY MATERIALS”), ARE ALSO AVAILABLE AT HTTPS://WWW.CSTPROXY.COM/NEXALIN/SM2026.

NEXALIN TECHNOLOGY, INC.

1776 Yorktown Street, Suite 550

Houston, Texas 77056

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

To be Held on December 4, 2026

Proxies in the form enclosed with this statement are solicited by the Board of Directors (the “Board”) of Nexalin Technology, Inc. (“we,” “us,” “our,” the “Company” or “Nexalin Technology”) to be used at the Special Meeting of Stockholders (the “Special Meeting”) and any adjournments thereof, to be held virtually via the Internet on December 4, 2026 at 10:00 a.m., Eastern Standard Time, for the purposes set forth in the Notice of Special Meeting and this Proxy Statement. The Company’s principal executive offices are located at 1776 Yorktown Street, Suite 550, Houston, Texas 77056. The approximate date on which this Proxy Statement and the accompanying Proxy will be mailed to stockholders is November 6, 2026.

On August 28, 2026, we effected a 1-for-30 reverse stock split of our outstanding common stock (the “Reverse Stock Split”). Unless otherwise indicated, all share and per share amounts in this Proxy Statement have been adjusted to give effect to the Reverse Stock Split.

THE VOTING AND VOTE REQUIRED

Record Date and Quorum

Only stockholders of record at the close of business on October 30, 2026 (the “Record Date”) are entitled to notice of and vote at the Special Meeting. On the Record Date, there were 1,149,259 outstanding shares of common stock, par value $.001 per share (“Common Stock”). Each share of Common Stock is entitled to one vote. Shares represented by each properly executed, unrevoked proxy received in time for the Special Meeting will be voted as specified. A quorum will be present at the Special Meeting if stockholders holding not less than one-third of the shares issued and outstanding on the Record Date are present at the Special Meeting in person or by proxy.

Voting of Proxies

The persons acting as proxies pursuant to the enclosed proxy will vote the shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by the proxy: (i) for the approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of Common Stock to the Investor pursuant to the AMPA (each as defined in Proposal No. 1) in excess of the Exchange Cap; and (ii) for the approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1.

If you are a stockholder of record (i.e., you hold your Common Stock through our transfer agent, Continental Stock Transfer & Trust), you may vote via the Internet at www.cstproxyvote.com until 11:59 p.m., Eastern Time, on December 3, 2026, by marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided, or by attending the Special Meeting and voting your shares electronically using your control number. If you hold your Common Stock through an intermediary, such as a bank or broker, you will receive voting instructions from that organization, which you must follow in order to have your shares voted.

All votes will be tabulated by the Inspector of Elections appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Under Nexalin Technology’s Bylaws and Delaware law, shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the Special Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Shares held by a broker or nominee that does not receive voting instructions and does not vote on any proposal will not be represented at the Special Meeting and will not be counted for purposes of determining the presence of a quorum.

Voting Requirements

Approval of the Issuance of Shares of Common Stock Pursuant to the AMPA in Excess of the Exchange Cap (Proposal No. 1). The affirmative vote of the majority of the votes cast in person or by proxy at the Special Meeting is required to approve this matter. Abstentions and broker non-votes will have no effect on the matter. Because this proposal is not considered a “routine” matter, your broker or nominee is not expected to be permitted to vote your shares on this proposal unless you provide voting instructions.

As of the Record Date, no shares have been sold to the Investor pursuant to purchase notices under the AMPA. However, on October 20, 2026, we issued 100,732 Commitment Shares (defined below) to the Investor. Of the shares of Common Stock entitled to vote, 100,732 shares were issued to the Investor as Commitment Shares in connection with the AMPA (as described in Proposal No. 1) and are not entitled to vote on Proposal No. 1 for purposes of the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). Following the issuance of the Commitment Shares, the Investor sold 60,000 of such shares, such that, as of the date of this filing, the Investor holds 40,732 Commitment Shares. Accordingly, to comply with Nasdaq rules, to the extent such shares are voted, we will instruct the Inspector of Elections to conduct a separate tabulation that subtracts the 40,732 shares held by the Investor from the total number of shares voted on Proposal No. 1 to determine whether the proposal has been approved in accordance with applicable Nasdaq rules.

Approval of the Adjournment of the Special Meeting (Proposal No. 2). The affirmative vote of the majority of the votes cast in person or by proxy at the Special Meeting is required to approve this matter. Abstentions and broker non-votes will have no effect on the matter. Because this proposal is not considered a “routine” matter, your broker or nominee is not expected to be permitted to vote your shares on this proposal unless you provide voting instructions.

Revocability of Proxy

A proxy may be revoked by the stockholder giving the proxy at any time before it is voted by delivering written notice to the Corporate Secretary of Nexalin Technology at or prior to the Special Meeting, and a prior proxy is automatically revoked by a stockholder giving a subsequent proxy or attending and voting at the Special Meeting. Attendance at the Special Meeting in and of itself does not revoke a prior proxy. If you hold your Common Stock through an intermediary, such as a bank or broker, you must follow the instructions provided by that organization to change or revoke your voting instructions.

Expenses of Solicitation

Our board of directors is soliciting proxies for use at the Special Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. In addition, we have engaged the proxy solicitation firm, Campaign Management LLC (“Campaign Management”), to provide strategic advice and solicit proxies on behalf of our Board in connection with the Special Meeting. Campaign Management may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. We have agreed to pay Campaign Management a base fee of $10,500 plus additional fees for requested services, to reimburse all costs and expenses, and to indemnify Campaign Management in connection with its performance of services.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Campaign Management:

Campaign Management LLC

Strategic Stockholder Advisor and Proxy Solicitation Agent

15 West 38th Street, Suite #747, New York, New York 10018

North American Toll-Free Phone: 1-844-264-9255

Email: info@campaign-mgmt.com

Call Collect Outside North America: +1 (212) 632-8422

No Appraisal Rights

Stockholders are not entitled to dissenters’ or appraisal rights under Delaware law or our governing documents in connection with either of the proposals to be voted on at the Special Meeting.

Voting Results

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K that we intend to file with the Securities and Exchange Commission (the “SEC”) within four business days after the Special Meeting.

Virtual Meeting Instructions/Q&A

Q:	How can I attend the Special Meeting?

A:	The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted by webcast and by telephone access (listen-only). You are entitled to participate in the Special Meeting only if you were a stockholder of the Company as of the close of business on the Record Date or if you hold a valid Proxy for the Special Meeting. There is no physical location for the Special Meeting.

You will be able to attend the Special Meeting online and submit your questions during the Special Meeting by visiting https://www.cstproxy.com/nexalin/SM2026. You also will be able to vote your Common Stock online by attending the Special Meeting by webcast.

To attend the Special Meeting by telephone (listen-only), you may utilize the following:

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 7507690#

To participate in the Special Meeting, you will need to review the information included on your Proxy card or on the instructions that accompanied your Proxy Materials.

If you hold your Common Stock through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The Special Meeting will begin promptly at 10:00 a.m., Eastern Standard Time. If you plan to attend the Special Meeting, we encourage you to log-in prior to the start time, leaving ample time for check-in. Please follow the registration instructions as outlined in this Proxy Statement.

Q:	How do I register to attend the Special Meeting virtually on the Internet?

A:	If you are a registered stockholder (i.e., you hold your Common Stock through our transfer agent, Continental Stock Transfer & Trust), you do not need to register to attend the Special Meeting virtually on the Internet.

If you hold your Common Stock through an intermediary, such as a bank or broker, you should register in advance to attend the Special Meeting virtually on the Internet.

To register to attend the Special Meeting online by webcast you must obtain a Legal Proxy from your intermediary, confirming your power to vote the Common Stock, and submit a copy of such Legal Proxy reflecting your ownership of Common Stock along with your name and email address to Continental Stock Transfer & Trust, the Company’s registrar and transfer agent. Requests for registration should be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Standard Time, on November 27, 2026.

You will receive a confirmation of your registration by email after receipt of your registration materials.

Q:	Why are you holding a virtual meeting instead of an in-person meeting?

A:	We believe that holding a virtual meeting will enable more of our stockholders to attend and participate in the Special Meeting since our stockholders can participate from any location around the world with Internet access. Virtual meetings provide expanded access, improved communication and cost savings for us and our stockholders.

PROPOSAL 1

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK TO THE INVESTOR PURSUANT TO THE AMPA IN EXCESS OF THE EXCHANGE CAP, IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(d)

(ITEM 1 ON THE PROXY CARD)

Overview

We are seeking stockholder approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of our Common Stock to Alumni Capital LP (the “Investor”) pursuant to the Any Market Purchase Agreement, dated August 19, 2026, by and between the Company and the Investor (the “AMPA”), including the Commitment Shares and any shares of Common Stock issuable upon exercise of Pre-Funded Warrants (each as defined below), in an amount equal to or in excess of 20% of the 748,754 shares of Common Stock outstanding immediately prior to the execution of the AMPA. As of the Record Date, we have not sold any shares of Common Stock under the AMPA.

Background

On August 19, 2026, we entered into the AMPA with the Investor, pursuant to which we have the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, up to an aggregate of $15,000,000 (the “Investment Amount”) of newly issued shares of our Common Stock (the “AMPA Shares”) in a series of purchases, upon the terms and subject to the conditions and limitations set forth in the AMPA. Sales of AMPA Shares, if any, may occur from time to time at our sole discretion during the period that ends on the earliest of (i) December 31, 2027, (ii) the date on which the Investor has purchased AMPA Shares for an aggregate purchase price equal to the Investment Amount, and (iii) the date on which our Common Stock ceases trading on a Principal Market (as defined in the AMPA).

The Investor has no right to require us to sell any AMPA Shares to it, but the Investor is obligated to make purchases as we direct, subject to the conditions set forth in the AMPA. We will control the timing and amount of any sales of AMPA Shares to the Investor. Actual sales of AMPA Shares to the Investor will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of our Common Stock, and determinations by us as to the appropriate sources of funding for the Company and its operations. The net proceeds that we may receive under the AMPA, if any, will depend on the frequency with which, and the prices at which, we sell AMPA Shares to the Investor.

On August 19, 2026, concurrently with our entry into the AMPA, we also entered into a Securities Purchase Agreement with the Investor (the “August 2026 SPA”), pursuant to which we sold to the Investor, in a registered direct offering, 80,645 shares of Common Stock at a purchase price of $9.30 per share and, in a concurrent private placement, common stock purchase warrants to purchase up to 40,323 shares of Common Stock at an exercise price of $15.00 per share (the “Common Warrants”). The shares of Common Stock and Common Warrants sold pursuant to the August 2026 SPA were not issued under the AMPA, do not count toward the Exchange Cap described below, and are not the subject of this Proposal No. 1. As of the Record Date, the Investor did not hold any outstanding shares of Common Stock, with the exception of the Commitment Shares and held Common Warrants to purchase 40,323 shares of Common Stock.

Description of the AMPA

Purchase of AMPA Shares. Under the AMPA, after the satisfaction of certain conditions, including the effectiveness of the Registration Statement (as defined below), we have the right to direct the Investor to purchase AMPA Shares by delivering purchase notices to the Investor. The purchase price for AMPA Shares sold under the AMPA is, at our election, either (i) the lowest daily volume weighted average price of our Common Stock for the three business days prior to the applicable closing date multiplied by 92.0%, subject to a $1,000,000 per-notice limitation, or (ii) the lowest traded price of our Common Stock for the business day prior to the applicable closing date multiplied by 97.0%, subject to a per-notice limitation equal to the lesser of (x) $1,000,000 or (y) 30% of the average daily trading volume of our Common Stock, in each case subject to increase to up to $5,000,000 by mutual agreement. The AMPA does not provide for a minimum price below which we may not sell AMPA Shares. We may not deliver a purchase notice unless the principal market for our Common Stock is the New York Stock Exchange, NYSE American or a tier of The Nasdaq Stock Market.

Commitment Shares. In consideration for the Investor’s execution and delivery of, and performance under, the AMPA, we agreed to pay the Investor a commitment fee equal to 2% of the Investment Amount, or $300,000. We paid the commitment fee by issuing to the Investor, within three business days of the date on which the Registration Statement was declared effective by the SEC, that number of shares of Common Stock equal to $300,000 divided by the average of the daily volume weighted average prices of our Common Stock for the five business days prior to such effective date (the “Commitment Shares”). On October 20, 2026, we issued 100,732 Commitment Shares to the Investor.

Beneficial Ownership Limitation; Pre-Funded Warrants. The AMPA provides that we may not sell AMPA Shares to the Investor to the extent that the sale would result in the Investor and its affiliates beneficially owning more than 4.99% of our outstanding Common Stock (which the Investor may elect to increase to up to 9.99%), as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder. To the extent that the issuance of AMPA Shares or Commitment Shares would result in the Investor beneficially owning shares of Common Stock in excess of that limitation, or as the Investor may otherwise choose, the Investor may elect to receive, in lieu of such shares, pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock.

Exchange Cap. Under the AMPA, in no event may we issue shares of Common Stock under the AMPA, taken together with the Commitment Shares, in excess of the maximum number of shares that we may issue without breaching our obligations under the rules of the principal market for our Common Stock, including Nasdaq Listing Rule 5635(d) (the “Exchange Cap”), unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or obtain a written opinion of outside counsel that such approval is not required. The Exchange Cap is 149,750 shares of Common Stock, which is the largest whole number of shares that is less than 20% of the 748,754 shares of Common Stock outstanding immediately prior to the execution of the AMPA.

Registration of Shares. Pursuant to the AMPA, we agreed to file with the SEC a registration statement covering the resale by the Investor of the shares of Common Stock issuable under the AMPA and to use our best efforts to cause it to be declared effective within 60 days following August 19, 2026. On September 3, 2026, we filed a registration statement on Form S-1 (File No. 333-298744), as amended on October 8, 2026, and from time to time (the “Registration Statement”) covering the resale of up to 5,600,000 AMPA Shares, up to 112,500 Commitment Shares and up to 40,323 shares of Common Stock issuable upon exercise of the Common Warrants. The Registration Statement was declared effective by the SEC on October 15, 2026.

Limitation on Variable Rate Transactions. Pursuant to the AMPA, until February 19, 2027, we agreed not to enter into certain variable rate transactions, including any other equity line of credit, subject to certain exceptions, including at-the-market offerings conducted through a registered broker-dealer pursuant to Rule 415(a)(4) of the Securities Act of 1933. During the week ended October 2, 2026, we sold 219,593 shares of Common Stock under our at-the-market offering program for gross proceeds of approximately $1.9 million. Pursuant to a letter agreement with the Investor, dated October 2, 2026, the Investor consented to those sales, and we paid the Investor approximately $189,000, equal to 10% of the gross proceeds of those sales. We may be required to pay additional consideration to the Investor to obtain its consent to future financings.

No Short-Selling. The Investor has agreed that, during the period beginning on the execution date of the AMPA and ending at the end of the Commitment Period (as defined in the AMPA), neither the Investor nor any of its affiliates acting on its behalf will execute any “short sale” (as such term is defined in Rule 200 of Regulation SHO under the Exchange Act) of our securities or engage in any hedging transaction that establishes a net short position with respect to our securities.

Termination. We may terminate the AMPA at any time upon five business days’ written notice to the Investor after we have paid the commitment fee. The AMPA does not require us to seek stockholder approval of this Proposal No. 1.

The AMPA contains customary representations, warranties, conditions and indemnification obligations of the parties. Additional information with respect to the AMPA is contained in our Current Report on Form 8-K filed with the SEC on August 20, 2026. The foregoing description of the AMPA is a summary of its material terms and is qualified in its entirety by reference to the full text of the AMPA, a copy of which is filed as Exhibit 10.2 to such Form 8-K.

Reasons for Stockholder Approval

Our Common Stock is listed on The Nasdaq Capital Market and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or Substantial Shareholders (as defined in the Nasdaq Listing Rules) of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price that is less than the “Minimum Price.” The “Minimum Price” is a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

The Minimum Price on the date the AMPA was signed was $9.90 per share. Because the purchase price for AMPA Shares is determined by reference to the market price of our Common Stock at the time of each sale, we cannot predict the number of AMPA Shares that we may issue under the AMPA or whether the purchase price for any such shares will be equal to or greater than the Minimum Price. On the Record Date, the closing price of our Common Stock on The Nasdaq Capital Market was $1.60 per share. At that price, sales of AMPA Shares would be made at prices below the Minimum Price, and the sale of the full Investment Amount would require us to issue a number of shares of Common Stock substantially in excess of the Exchange Cap.

Our Board has determined that the AMPA, and our ability to issue shares of Common Stock thereunder in excess of the Exchange Cap, are in the best interests of the Company and our stockholders because the right to sell AMPA Shares to the Investor provides us with a reliable source of capital for working capital and general corporate purposes. As previously disclosed, there is substantial doubt about our ability to continue as a going concern, and on September 25, 2026, a Nasdaq Hearings Panel granted our request for continued listing on The Nasdaq Capital Market subject to conditions, including that we demonstrate compliance with the minimum stockholders’ equity requirement of $2,500,000 on or before January 4, 2027. On September 30, 2026, Nasdaq confirmed that we had regained compliance with the minimum bid price requirement. Accordingly, we are seeking stockholder approval under this Proposal No. 1 to issue shares of Common Stock in excess of the Exchange Cap to the Investor under the terms of the AMPA, in order to comply with Nasdaq Listing Rule 5635(d).

We intend to use the net proceeds, if any, from sales of AMPA Shares to the Investor for working capital and general corporate purposes. Under the terms of our promissory note dated August 21, 2026, in the original principal amount of $1,170,000, upon each closing of a debt or equity financing, we are required to prepay an amount equal to the lesser of 20% of the gross proceeds of the financing and the then-outstanding balance of the note. As of the Record Date, approximately $792,000 remained outstanding as principal under the note.

Potential Consequences if Proposal No. 1 is Not Approved

We are not seeking the approval of our stockholders to authorize our entry into the AMPA or any related documents, as we have already entered into the AMPA, which is a binding obligation of the Company. The failure of our stockholders to approve this Proposal No. 1 will not negate the existing terms of the AMPA, and it will not result in any payment, penalty or change in the terms of the AMPA.

If our stockholders do not approve this Proposal No. 1, we will be unable to issue shares of Common Stock to the Investor pursuant to the AMPA in excess of the Exchange Cap, thereby preventing us from raising the full amount of funds that we are entitled to receive under the AMPA. Based on the Exchange Cap of 149,750 shares and the 100,732 Commitment Shares issued to the Investor, we would be able to sell no more than 49,018 AMPA Shares to the Investor. At an assumed purchase price of $2.00 per share, such sales would result in gross proceeds to us of approximately $98,036, as compared with the Investment Amount of $15,000,000.

If we are unable to sell shares of Common Stock in excess of the Exchange Cap, we would need to seek alternative sources of financing, which financing may not be available on advantageous terms, or at all, and which may result in the incurrence of additional transaction expenses. Our inability to access the full Investment Amount could also adversely affect our ability to satisfy the conditions of the Nasdaq Hearings Panel’s decision and to continue as a going concern. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. We may also seek stockholder approval of the issuance again at a subsequent meeting of stockholders.

Potential Adverse Effects of Proposal No. 1

Each share of Common Stock issuable to the Investor pursuant to the AMPA would have the same rights and privileges as each of our currently outstanding shares of Common Stock. Our stockholders do not have preemptive rights with respect to the issuance of such shares of Common Stock. The issuance of shares of Common Stock to the Investor pursuant to the terms of the AMPA will not affect the rights of the holders of our outstanding shares of Common Stock, but such issuances will have a substantial dilutive effect on our existing stockholders, including on the voting power and economic rights of our existing stockholders, and may result in a decline in our stock price or greater price volatility. As a result, each existing stockholder’s proportionate ownership interest in the Company would be correspondingly reduced, and our existing stockholders would have less ability to influence corporate decisions requiring stockholder approval.

All shares of Common Stock registered under the Registration Statement that may be issued or sold by us to the Investor under the AMPA are expected to be freely tradable. The Investor may resell all, some or none of such shares at any time, or from time to time, in its discretion. The resale by the Investor of a significant number of shares of Common Stock at any given time, or the perception that such sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Because the purchase price for AMPA Shares is based on the market price of our Common Stock at the time of each sale, a decline in the market price of our Common Stock would increase the number of shares issuable for any given amount of proceeds. In addition, if we sell a substantial number of shares of Common Stock to the Investor, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of AMPA Shares to the Investor, and we are not obligated to deliver any purchase notices under the AMPA.

Because the number of shares of Common Stock that may be issued to the Investor pursuant to the AMPA is determined based on the price of our Common Stock at the time of issuance, it is not possible for us to predict, as of the date of this Proxy Statement, the number of shares that may be issued to the Investor, and the exact magnitude of the dilutive effect cannot be conclusively determined, although it may be material to our current stockholders. The following table sets forth the number of AMPA Shares that would be issued to the Investor if we sold the full Investment Amount at the assumed average purchase prices shown, without giving effect to the beneficial ownership limitation. The presentation of this information is for illustrative purposes only.

Assumed Average Purchase Price Per Share	Number of AMPA Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Common Stock After Giving Effect to the Issuance to the Investor(2)	Gross Proceeds to the Company
$2.00	7,500,000	86.71%	$15,000,000
$1.50	10,000,000	89.69%	$15,000,000
$1.472(3)	10,190,217	89.86%	$15,000,000
$1.00	15,000,000	92.88%	$15,000,000

(1)	The number of AMPA Shares shown excludes the 100,732 Commitment Shares previously issued on October 20, 2026, which are included in the Common Stock outstanding as of the Record Date appearing in footnote (2) below.
(2)	The denominator is based on 1,149,259 shares of Common Stock outstanding as of the Record Date, adjusted to include the number of AMPA Shares set forth in the adjacent column. The actual percentage will vary based on the number of shares of Common Stock outstanding at the time of each sale.
(3)	Represents 92.0% of $1.60, the closing price of our Common Stock on The Nasdaq Capital Market on the Record Date.

We are authorized to issue 100,000,000 shares of Common Stock.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal No. 1 except to the extent of their ownership of shares of our Common Stock and options to purchase shares of our Common Stock.

Vote Required

The affirmative vote of the majority of the votes cast in person or by proxy at the Special Meeting is required to approve this Proposal No. 1. Abstentions and broker non-votes will have no effect on the matter. Any shares of Common Stock held by the Investor as of the Record Date are not entitled to vote on this Proposal No. 1 for purposes of the Nasdaq Listing Rules and, to the extent voted, will be subtracted from the total number of shares voted on this Proposal No. 1 to determine whether it has been approved in accordance with applicable Nasdaq rules.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK TO THE INVESTOR PURSUANT TO THE AMPA IN EXCESS OF THE EXCHANGE CAP, IN ACCORDANCE WITH NASDAQ LISTING RULE 5635(d).

PROPOSAL 2

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR
APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

(ITEM 2 ON THE PROXY CARD)

General

In this proposal, we are asking our stockholders to authorize us to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, and use the additional time to solicit additional proxies in favor of Proposal No. 1, including the solicitation of proxies from stockholders that have previously voted against Proposal No. 1.

Our Board believes that, if the number of shares of Common Stock voting in favor of Proposal No. 1 at the Special Meeting is insufficient to approve that proposal, it is in the best interests of our stockholders to enable us, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of Proposal No. 1. The persons acting as proxies will vote on an adjournment of the Special Meeting for the purpose of soliciting additional proxies only as directed on this Proposal No. 2. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned.

If the Special Meeting is adjourned, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the Special Meeting or displayed, during the time scheduled for the Special Meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication. However, if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, we may transact any business that might have been transacted at the original meeting.

If our stockholders do not approve this Proposal No. 2, the persons acting as proxies will not use the proxies solicited by this Proxy Statement to adjourn the Special Meeting for the purpose of soliciting additional proxies. This proposal does not limit the authority of the chairperson of the Special Meeting or of our Board under our Bylaws to adjourn the Special Meeting, including in the event that a quorum is not present.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal No. 2 except to the extent of their ownership of shares of our Common Stock and options to purchase shares of our Common Stock.

Vote Required

The affirmative vote of the majority of the votes cast in person or by proxy at the Special Meeting is required to approve this Proposal No. 2. Abstentions will have no effect on the matter. Because this proposal is not considered a “routine” matter, your broker or nominee is not expected to be permitted to vote your shares on this proposal unless you provide voting instructions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, together with the accompanying footnotes, sets forth information, as of the Record Date, regarding stock ownership of all persons known by Nexalin Technology to own beneficially more than five percent (5%) of Nexalin Technology’s outstanding Common Stock, our named executive officers, all directors, and all directors and executive officers of Nexalin Technology as a group:

Names of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Percentage
Executive Officers and Directors
Mark White	89,871(3)	7.31%
David Owens, M.D.	89,234(4)	7.24%
Alan Kazden	16,069(5)	1.38%
Ben V. Hu, M.D.	15,901(6)	1.38%
Leslie Bernhard	1,661	0.14%
Carolyn Shelton	8,021(7)	0.69%
Justin Van Fleet	8,514(8)	0.74%
All directors & executive officers as a group (seven persons)	229,271(9)	17.09%

Certain Beneficial Owners
Greenlight Ventures, LLC	133,423(10)	10.79%
Alumni Capital LP	81,055(11)	6.81%

(1)	The addresses of the persons named in this table are as follows: Mark White, David Owens, M.D., Alan Kazden, Ben V. Hu, M.D., Leslie Bernhard, Justin Van Fleet and Carolyn Shelton: 1776 Yorktown Street, Suite 550, Houston, TX 77056; Greenlight Ventures, LLC: 6626 Gordon Road, Suite C, Wilmington, NC 28403; Alumni Capital LP: 601 Brickell Key Dr., Suite 700, Miami, Florida 33131.
(2)	A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from the Record Date (October 30, 2026), upon the exercise of options and warrants or conversion of convertible securities as applicable. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within sixty (60) days from the Record Date, have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. The percentages for each beneficial owner are determined based on dividing the number of shares of Common Stock beneficially owned by the sum of the 1,149,259 outstanding shares of Common Stock on the Record Date, and the number of shares underlying options exercisable and convertible securities convertible within sixty (60) days from the Record Date held by the beneficial owner.
(3)	Includes 79,567 shares of Common Stock to be issued to Mr. White pursuant to options exercisable within sixty (60) days from the Record Date.
(4)	Includes 82,828 shares of Common Stock to be issued to Dr. Owens pursuant to options exercisable within sixty (60) days from the Record Date. Dr. Owens holds a minority ownership interest in Greenlight Ventures, LLC and disclaims beneficial ownership of the shares held by it.

(5)	Includes 12,083 shares of Common Stock to be issued to Mr. Kazden pursuant to options exercisable within sixty (60) days from the Record Date. The common shares outstanding are held by the Alan and Natalie Kazden Family Trust, over which Mr. Kazden has voting and dispositive control.
(6)	Consists of 12,432 shares held by Dr. Hu, 119 shares held jointly with his spouse, 19 shares held jointly with his son and 3,333 shares of Common Stock to be issued to Dr. Hu pursuant to options exercisable within sixty (60) days from the Record Date.
(7)	Ms. Shelton’s employment with the Company ended on August 28, 2026. Includes 7,021 shares of Common Stock to be issued to Ms. Shelton pursuant to options, all of which vested upon her separation.
(8)	Includes 7,681 shares of Common Stock to be issued to Mr. Van Fleet pursuant to options exercisable within sixty (60) days from the Record Date.
(9)	Includes 192,513 shares of Common Stock to be issued pursuant to options exercisable within sixty (60) days from the Record Date.
(10)	Based on a Schedule 13D filed with the SEC on September 3, 2026 by Greenlight Ventures, LLC, which reported sole voting and dispositive power, as adjusted for the Reverse Stock Split. Includes 87,248 shares of Common Stock expected to be issued on November 10, 2026 as deferred consideration pursuant to the Stock Purchase Agreement dated May 14, 2026. The actual number of shares will be determined in accordance with the pricing provisions of that agreement and may differ from this estimate.
(11)	Includes 40,732 shares of Common Stock and 40,323 shares issuable upon exercise of Common Warrants.

To our knowledge, there are no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the Special Meeting other than the items referred to above. Pursuant to our Bylaws, no business other than the items set forth in the Notice of Special Meeting may be transacted at the Special Meeting. If any matter incident to the conduct of the Special Meeting is properly brought before the Special Meeting, the persons designated as proxies will vote all shares in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with their best judgment.

ADDITIONAL INFORMATION

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of proxy statements and wish to receive only one, please notify your broker. If you would like to receive a separate copy of this Proxy Statement, please address your request for delivery of the Proxy Statement to Corporate Secretary, Nexalin Technology, Inc., 1776 Yorktown Street, Suite 550, Houston, Texas 77056, phone number 832-260-0222, and we will promptly deliver a separate copy.

Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors, and Other Business of Stockholders

To be considered for inclusion in the proxy materials for our 2027 annual meeting of stockholders, your proposal must be submitted in writing by March 12, 2027 to our Corporate Secretary at 1776 Yorktown Street, Suite 550, Houston, Texas 77056, and must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act; provided, however, that if our 2027 annual meeting of stockholders is held before July 12, 2027 or after September 10, 2027, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2027 annual meeting of stockholders.

Pursuant to our Second Amended and Restated Bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2027 annual meeting of stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, no later than the close of business on May 13, 2027 nor earlier than the close of business on April 13, 2027. However, if our 2027 annual meeting of stockholders is not held between July 12, 2027 and October 20, 2027, to be timely, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2027 annual meeting of stockholders and no later than the close of business on the later of the 90th day prior to the 2027 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made. You are advised to review our Second Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that must comply with the additional requirements of Rule 14a-19(b) of the Exchange Act no later than June 12, 2027. Such notice may be mailed to our Corporate Secretary at the address above.

By order of the Chairman of the Board

/s/ Leslie Bernhard
Leslie Bernhard

Houston, Texas
November 6, 2026

2026 NEXALIN TECHNOLOGY, INC. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. ▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲ Signature Signature, if held jointly Date , 2026 Please sign exactly as your name(s) appear(s) hereon . When signing as attorney, executor, administrator, or other fiduciary, please give full title as such . Joint owners should each sign personally . All holders must sign . If it is a corporation, limited liability company, or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer . Please mark your votes like this X MAIL – Mark, sign and date your proxy card and return it in the postage - paid envelope provided. if you marked, signed and returned your proxy card . Votes submitted electronically over the Internet must be received by 11 : 59 p . m . , Eastern Time, on December 3 , 2026 . INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: https://www.cstproxy.com/nexalin/SM2026 MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet, Smartphone or Tablet - QUICK ««« EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as CONTROL NUMBER NOTE: In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting or any adjournment thereof. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. 2. Approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1. PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. 1. Approval, for purposes of complying FOR AGAINST ABSTAIN with Nasdaq Listing Rule 5635(d), of the issuance of shares of the Company’s common stock to Alumni Capital, LP pursuant to the Any Market Purchase Agreement, dated August 19, 2026, by and between the Company and Alumni Capital, LP, including shares issuable in payment of the commitment fee and upon exercise of pre - funded warrants issued under that agreement, in an amount equal to or in excess of 20% of the shares of the Company’s common stock outstanding immediately prior to the execution of that agreement. FOR AGAINST ABSTAIN

2026 ▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲ PROXY NEXALIN TECHNOLOGY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING ON DECEMBER 4, 2026 The undersigned hereby appoints Mark White and Justin Van Fleet, and each of them, with the full power of substitution, the attorneys and proxies of the undersigned to attend the Special Meeting of Stockholders of Nexalin Technology, Inc . , (the “Company”) to be held on December 4 , 2026 at 10 a . m . ET, in a virtual meeting conducted via live audio webcast at https : //www . cstproxy . com/nexalin/SM 2026 and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting . THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER . Continued and to be signed on the reverse side. Important Notice Regarding Availability of Proxy Materials for the Special Meeting: https://www .cstprox y.com/nexalin/SM2026